UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 25, 2016

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20-8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2016 (the “Closing Date”), DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”), the operating partnership of DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), entered into a First Amended and Restated Credit Agreement (the “Credit Agreement”) providing for (a) a $750 million senior unsecured revolving credit facility (the “Revolving Facility”), (b) a $250 million senior unsecured term loan facility (the “Term Loan Facility”), (c) a swing line subfacility of up to $35 million to be made available for same day borrowing and (d) a subfacility of up to $35 million for issuances of letters of credit (collectively, the “Facility”) with KeyBank National Association, as administrative agent (the “Agent”), and the other lending institutions that are parties thereto (the “Lenders”). The Revolving Facility has a maturity date of July 25, 2020, with an option to extend such maturity date for two additional 6-month periods, subject, in the case of each exercise of such option, to the payment of an extension fee equal to 7.5 basis points on the amount of the Revolving Facility at the then current maturity and certain other customary conditions. The Term Loan Facility has a maturity date of January 21, 2022, with no option to extend. The Borrower borrowed $250 million under the Term Loan Facility on the Closing Date, the proceeds of which were used to payoff the existing Term Loan Agreement, dated as of September 13, 2013, as amended, with Royal Bank of Canada, as agent.

The Facility includes an accordion feature permitting an increase in the amount of the Facility up to $1.25 billion in the aggregate, subject to the agreement of one or more new or existing lenders to provide such additional amounts and certain other customary conditions. The Facility is unconditionally guaranteed (the “Guaranty”), jointly and severally, on a senior unsecured basis by the Company and all of the Borrower’s subsidiaries that currently guaranty the obligations under the Company’s Indenture governing the terms of its 5.875% senior notes due 2021 and the Company’s Indenture governing the terms of its 5.625% senior notes due 2023, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, CH1, VA3, VA4 and SC1 data centers, but excluding the Company’s taxable REIT subsidiaries, DF Technical Services LLC and DF Holdings I LLC, the subsidiaries that own the Company’s ACC3, ACC7, ACC8, ACC9, ACC10, ACC11, CH2, CH3 data centers or data center sites, as applicable, and DF Property Management LLC.

At the election of the Borrower, borrowings under the Revolving Facility bear interest at (i) LIBOR plus a margin ranging from 155 to 215 basis points or (ii) a base rate plus a margin ranging from 55 to 115 basis points, in each case, with the actual margin determined according to the ratio of the Borrower’s total indebtedness to gross asset value in effect from time to time (the “Leverage Ratio”). In the event that the Borrower obtains an investment grade unsecured debt credit rating (“Investment Grade Rating”) in the future, the interest rate margin will be determined by such Investment Grade Rating rather than the Leverage Ratio, and will provide margins ranging from 85 basis points to 155 basis points for LIBOR borrowings and 0 basis points to 55 basis points for base rate borrowings. The amount available for borrowings under the Revolving Facility will be determined according to the lesser of (i) a calculation comparing the value of certain unencumbered properties designated by the Borrower at such time relative to the amount of the Borrower’s unsecured debt and (ii) a calculation comparing the net operating income generated from such unencumbered properties to the amount of the Borrower’s unsecured debt (net of unrestricted cash and cash equivalents). The properties designated as unencumbered properties on the Closing Date were the ACC2, ACC4, ACC5, ACC6, ACC7, ACC8, CH1, VA3, VA4 and SC1 data center or data center sites, as applicable. The Borrower will pay an unused fee on the average daily amount by which the total revolving credit commitment exceeds the outstanding principal amount of revolving loans of (i) 15 basis points if the outstanding revolving loans equals or exceeds 50% of the revolving commitments and (ii) 25 basis points if the outstanding revolving loans is less than 50% of the revolving commitments. After the Borrower obtains an Investment Grade Rating, the unused fee will no longer accrue, but the Borrower will pay a facility fee on the total revolving commitments ranging from 12.5 basis points to 30 basis points depending on the Investment Grade Rating.

At the election of the Borrower, borrowings under the Term Loan Facility bear interest at (i) LIBOR plus a margin ranging from 150 to 210 basis points or (ii) a base rate plus a margin ranging from 50 to 110 basis points, in each case, with the margin being determined from time to time according to the Borrower’s Leverage Ratio. In the event that the Borrower obtains an Investment Grade Rating in the future, the interest rate margin will be determined by such Investment Grade Rating rather than the Leverage Ratio, and will provide margins ranging from 82.5 basis points to 165 basis points for LIBOR borrowings and 0 basis points to 65 basis points for base rate borrowings.

The Credit Agreement requires that the Company, the Borrower and their subsidiaries comply with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or asset sales, and certain restrictions on dividend payments. In addition, the Credit Agreement imposes financial maintenance covenants relating to, among other things, the following matters:

•	unsecured debt not exceeding 60% of the value of unencumbered assets, subject to an increase up to 65% following a material acquisition;

•	net operating income generated from unencumbered properties divided by the amount of unsecured debt (net of unrestricted cash and cash equivalents) being not less than 12.5%, subject to a decrease to not less than 10% following a material acquisition;

•	total indebtedness not exceeding 60% of gross asset value, subject to an increase up to 65% following a material acquisition;

•	fixed charge coverage ratio being not less than 1.70 to 1.00;

•	tangible net worth being not less than $2,300,000,000 plus 75% of the sum of (i) net equity offering proceeds after the Closing Date (but excluding such net offering proceeds that are used within ninety (90) days following the consummation of the applicable equity offering for permitted equity redemptions) and (ii) the value of equity interests issued in connection with a contribution of assets to the Borrower or its subsidiaries; and

•	until an investment grade unsecured debt credit rating has been achieved, unhedged variable rate debt not exceeding 30% of gross asset value.

The Credit Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Facility to be immediately due and payable.

The foregoing does not purport to be a complete description of the terms of the Credit Agreement and the Guaranty, and such description is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

* * *

From time to time, the Company has had customary commercial and/or investment banking relationships with KeyBank National Association, Goldman Sachs Bank USA, Royal Bank of Canada, SunTrust Bank, Credit Suisse AG, Cayman Islands Branch, Deutsche Bank AG, New York Branch, Citizens Bank, N.A., Regions Bank, TD Bank, N.A., Raymond James Bank, N.A., The Toronto-Dominion Bank, New York Branch, Synovus Bank, Stifel Bank & Trust, First Tennessee Bank National Association and TriState Capital Bank, and/or certain of their affiliates, all of which are lenders under the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amended and Restated Credit Agreement, dated as of July 25, 2016, by and among DuPont Fabros Technology, L.P., as Borrower, KeyBank National Association, as Agent, and the other lending institutions that are parties thereto, as Lenders.

10.2	First Amended and Restated Guaranty, dated as of July 25, 2016, by DuPont Fabros Technology, Inc., Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Ventures LLC, Xeres Management LLC, Xeres Ventures LP and Fox Properties LLC for the benefit of the Agent and the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

July 28, 2016	/s/ Richard A. Montfort, Jr.

Richard A. Montfort, Jr., Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amended and Restated Credit Agreement, dated as of July 25, 2016, by and among DuPont Fabros Technology, L.P., as Borrower, KeyBank National Association, as Agent, and the other lending institutions that are parties thereto, as Lenders.

10.2	First Amended and Restated Guaranty, dated as of July 25, 2016, by DuPont Fabros Technology, Inc., Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Ventures LLC, Xeres Management LLC, Xeres Ventures LP and Fox Properties LLC for the benefit of the Agent and the Lenders.